Exhibit 99.2

SIGMATEL, INC.

AMENDED AND RESTATED

EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

1.	ESTABLISHMENT AND PURPOSE

1.1 Establishment. The SigmaTel, Inc. Executive Change in Control Severance Plan, as originally established by the Compensation Committee of the Board of Directors of SigmaTel, Inc., effective August 31, 2006 (the “Effective Date”), is hereby amended and restated in its entirety as set forth below (as amended and restated, the “Plan”).

1.2 Purpose. The Company draws upon the knowledge, experience and advice of its Executive Officers in order to manage its business for the benefit of the Company’s stockholders. Due to the widespread awareness of the possibility of mergers, acquisitions and other strategic alliances in the Company’s industry, the topic of compensation and other employee benefits in the event of a Change in Control is an issue in competitive recruitment and retention efforts. The Committee recognizes that the possibility or pending occurrence of a Change in Control could lead to uncertainty regarding the consequences of such an event and could adversely affect the Company’s ability to attract, retain and motivate its Executive Officers. The Committee has therefore determined that it is in the best interests of the Company and its stockholders to provide for the continued dedication of its Executive Officers notwithstanding the possibility or occurrence of a Change in Control by establishing this Plan to provide designated Executive Officers with enhanced financial security in the event of a Change in Control. The purpose of this Plan is to provide its Participants with specified compensation and benefits in the event of termination of employment under circumstances specified herein upon or following a Change in Control.

2.	DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used in this Plan, the following terms shall have the meanings set forth below:

(a) “Base Salary Rate” means the greater of (1) the Participant’s monthly base salary rate in effect immediately prior to the Participant’s Termination Upon a Change in Control or (2) the Participant’s monthly base salary rate in effect immediately prior to the applicable Change in Control. For this purpose, base salary does not include any bonuses, commissions, fringe benefits, car allowances, other irregular payments or any other compensation except base salary.

(b) “Benefit Period” means a period of twelve (12) months.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means the occurrence of any of the following: (1) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any documents or records of the Company Group; (2) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of any member of the Company Group; (3) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which of the Company is required to prepare an accounting restatement; (4) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a member of the Company Group (including, without limitation, the Participant’s improper use or disclosure of the confidential or proprietary information of a member of the Company Group); (5) any intentional act by the Participant which has a material detrimental effect on reputation or business of a member of the Company Group; (6) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a member of the Company Group of, and a reasonable opportunity to cure such failure or inability; (7) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a member of the Company Group, which breach is not cured pursuant to the terms of such agreement; or (8) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a member of the Company Group.

(e) “Change in Control” means the occurrence of any of the following:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors;

(2) the Company is party to a merger or consolidation which results in the holders of the voting securities of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation;

(3) the sale or disposition of all or substantially all of the Company’s assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or

(4) a change in the composition of the Board within any twelve (12) month period as a result of which fewer than a majority of the directors are Incumbent Directors;

provided; however, that to the extent that any amount constituting nonqualified deferred compensation subject to Section 409A of the Code would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code; provided, further, that to the extent the accelerated vesting of an Equity Award is limited by the terms of a governing plan document, the definition of “Change in Control” in such governing document shall control with respect to such Equity Award.

(f) “Change in Control Period” means a period commencing upon the date of the consummation of a Change in Control and ending on the date occurring twenty-four (24) months thereafter.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto and any applicable regulations (including proposed or temporary regulations) and other Internal Revenue Service guidance promulgated thereunder.

(h) “Committee” means the Compensation Committee of the Board.

(i) “Company” means SigmaTel, Inc., a Delaware corporation, and, following a Change in Control, a Successor that agrees to assume all of the terms and provisions of this Plan or a Successor which otherwise becomes bound by operation of law to this Plan.

(j) “Company Group” means the group consisting of the Company and each present or future parent and subsidiary corporation or other business entity thereof.

(k) “Disability” means a Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(l) “Executive Officer” means an individual who, immediately prior to the consummation of a Change in Control, serves as an executive officer of the Company Group appointed by the Board.

(m) “Equity Award” means any Option, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or other stock-based compensation award.

(n) “Good Reason” means the occurrence during a Change in Control Period of any of the following conditions without the Participant’s informed written consent, which condition(s) remain(s) in effect twenty (20) days after written notice to the Company from the Participant of such condition(s):

(1) a material, adverse change in the Participant’s position, duties, substantive functional responsibilities or reporting relationships, causing the Participant’s position to be of materially lesser rank or responsibility within the Company or an equivalent business unit of its parent as measured by the position occupied by the Participant immediately prior to the Change in Control, provided, however, the elimination of the Participant’s duties associated with operating and maintaining the Company Group as a publically traded company (in the event that the Company Group ceases to be a publically traded company after a Change of Control), shall not, taken alone, constitute a material adverse change; or

(2) a decrease in the Participant’s base salary rate or a decrease in the Participant’s target bonus amount (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant); or

(3) any failure by the Company Group to (i) continue to provide the Participant with the opportunity to participate, on terms substantially similar in the aggregate to those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Participant, in any benefit or compensation plans or programs that are substantially similar in the aggregate to the plans and programs, including, but not limited to, the Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Participant was participating immediately prior to the Change in Control, or (ii) provide the Participant with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Participant; or

(4) the relocation of the Participant’s work place for the Company Group to a location that increases the regular commute distance between the Participant’s residence and work place by more than thirty (30) miles (one-way), or, following the consummation of a Change in Control, the imposition of business travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the Change in Control; or

(5) any material breach of this Plan by the Company Group with respect to the Participant.

The existence of Good Reason shall not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability. The Participant’s continued employment for a period not exceeding sixty (60) days following the occurrence of any condition constituting Good Reason shall not constitute consent to, or a waiver of rights with respect to, such condition. For the purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board that Good Reason does not exist, and the Board, acting in good faith, affirms such determination by a vote of not less than two-thirds of its entire membership (excluding the Participant if the Participant is a member of the Board).

(o) “Incumbent Director” means a director who either (1) is a member of the Board as of the Effective Date, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(p) “Option” means any option to purchase shares of the capital stock of the Company or of any other member of the Company Group granted to a Participant by the Company or any other Company Group member, whether granted before or after a Change in Control.

(q) “Participant” means each Executive Officer designated by the Committee to participate in the Plan, provided such individual has executed a Participation Agreement.

(r) “Participation Agreement” means an Agreement to Participate in the SigmaTel, Inc. Executive Change in Control Severance Plan in the form attached hereto as Exhibit A or in such other form as the Committee may approve from time to time; provided, however, that, after a Participation Agreement has been entered into between a Participant and the Company, it may be modified only by a supplemental written agreement executed by both the Participant and the Company. The terms of such forms of Participation Agreement need not be identical with respect to each Participant. For example, a Participation Agreement may limit the duration of a Participant’s participation in the Plan or may modify the definition of “Change in Control” with respect to a Participant.

(s) “Prior Year Bonus” means the greater of the maximum aggregate amount of all bonuses for which the Participant was eligible (whether or not actually earned or paid) under the terms of the programs, plans or agreements providing for such bonuses with respect to the full fiscal year of the Company in effect immediately prior to (1) the Change in Control or (2) the Termination Upon a Change in Control, in either case irrespective of amounts already earned or paid with respect to such fiscal year.

(t) “Release” means a general release of all known and unknown claims against the Company and its affiliates and their stockholders, directors, officers, employees, agents, successors and assigns substantially in the form attached hereto as Exhibit B (“General Release of Claims [Age 40 and over]” or Exhibit C (“General Release of Claims [Under age 40]”), whichever is applicable to the Participant, with any modifications thereto determined by legal counsel to the Company to be necessary or advisable to comply with applicable law or to accomplish the intent of Section 7 (Exclusive Remedy) hereof.

(u) “Restricted Stock” means any compensatory award of shares of the capital stock of the Company or of any other member of the Company Group granted to a Participant by the Company or any other Company Group member or acquired upon the exercise of an Option, whether such shares are granted or acquired before or after a Change in Control, including any shares issued in exchange for any such shares by a Successor or any other member of the Company Group.

(v) “Restricted Stock Units” mean any compensatory award of rights to receive shares of the capital stock or cash in an amount measured by the value of shares of the capital stock of the Company or of any other member of the Company Group at one or more specified future times or upon the satisfaction of one or more specified conditions granted to a Participant by the Company or any other Company Group member, whether such awards are granted before or after a Change in Control, including any such awards granted in exchange for such awards by a Successor or any other member of the Company Group.

(w) “Separation from Service” means a separation from service as defined in Section 409A of the Code.

(x) “Specified Employee” means a specified employee as defined in Section 409A of the Code.

(y) “Stock Appreciation Right” means any award consisting of the right to receive payment, for each share of the capital stock of the Company or of any other member of the Company Group subject to such award, of an amount equal to the excess, if any, of the fair market value of such share on the date of exercise of the award over the exercise price for such share granted to a Participant by the Company or any other Company Group member, whether such awards are granted before or after a Change in Control, including any such awards granted in exchange for such awards by a Successor or any other member of the Company Group.

(z) “Successor” means any successor in interest to substantially all of the business and/or assets of the Company.

(aa) “Termination Upon a Change in Control” means the occurrence of any of the following events:

(1) termination by the Company Group of the Participant’s employment for any reason other than Cause during the Change in Control Period; or

(2) the Participant’s resignation for Good Reason from employment with the Company Group during the Change in Control Period, provided that such resignation occurs within sixty (60) days following the occurrence of the condition constituting Good Reason;

provided, however, that Termination Upon a Change in Control shall not include any termination of the Participant’s employment which is (i) for Cause, (ii) a result of the Participant’s death or Disability, or (iii) a result of the Participant’s voluntary termination of employment other than for Good Reason.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ELIGIBILITY AND PARTICIPATION

The Board or Committee shall designate those Executive Officers who shall be eligible to become Participants in the Plan. To become a Participant, an Executive Officer so designated by the Committee must execute a Participation Agreement.

4.	TREATMENT OF EQUITY AWARDS IN CONNECTION WITH A CHANGE IN CONTROL

4.1 Equity Awards – Not Assumed or Substituted. Notwithstanding any provision to the contrary contained in any agreement evidencing an Equity Award granted to a Participant, in the event of a Change in Control in which the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), does not assume or continue the Company’s rights and obligations under any of the then-outstanding Equity Awards held by the Participant or substitute for any such awards substantially equivalent awards, as the case may be, for the Acquiror’s stock, then the vesting, exercisability and settlement of each such award which is not assumed, continued or substituted for shall be accelerated in full effective immediately prior to but conditioned upon the consummation of the Change in Control. For purposes of this Section 4, an Equity Award shall be deemed assumed or substituted for if, and only if, following the Change in Control, the Equity Award confers the right to receive, subject to the terms and conditions of the stock plan and award agreement pursuant to which such award was granted which are not inconsistent with this Section, for each share of stock of the Company subject to such award immediately prior to the consummation of the Change in Control (and not previously issued in settlement of such award), stock of the Acquiror having a fair market value equal to the fair market value of the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of stock of the Company on the effective date of the Change in Control was entitled, such fair market values being determined as of the date of the Change in Control.

4.2 Equity Awards – Assumed or Substituted. Notwithstanding any provision to the contrary contained in any agreement evidencing an Equity Award granted to a Participant, in the event of a Change in Control in which the Acquiror assumes or continues the Company’s rights and obligations under any of the then-outstanding Equity Awards held by the Participant or substituted for any such awards substantially equivalent awards for the Acquiror’s stock, then the vesting, exercisability and settlement of each such award which is assumed, continued or substituted shall on the date of a Termination Upon a Change of Control be accelerated immediately as to such number of shares as would have vested pursuant to the schedule set forth in the agreement or certificate evidencing the Equity Award if the Participant had remained in the employ of the Company Group for twelve (12) months from the date of the Termination Upon a Change in Control.

4.3 Section 409A. The provision, time and manner of payment or distribution of all such compensation and benefits shall be subject to, limited by and construed in accordance with the requirements of Section 409A of the Code, to the extent applicable, including any delay in payments after a Termination Upon a Change in Control of a Specified Employee required by Section 409A.

5.	OTHER BENEFITS IN TERMINATION UPON A CHANGE IN CONTROL

In the event of a Participant’s Termination Upon a Change in Control, the Participant shall be entitled to receive the compensation and benefits described in this Section 5. The provision, time and manner of payment or distribution of all such compensation and benefits shall be subject to, limited by and construed in accordance with the requirements of Section 409A of the Code, to the extent applicable, including any delay in payments after a Termination Upon a Change in Control of a Specified Employee required by Section 409A.

5.1 Accrued Obligations. The Participant shall be entitled to receive:

(a) all salary, commissions and accrued but unused vacation earned through the date of the Participant’s termination of employment;

(b) reimbursement within ten (10) business days of submission of proper expense reports of all expenses reasonably and necessarily incurred by the Participant in connection with the business of the Company Group prior to his or her termination of employment; and

(c) the benefits, if any, under any Company Group retirement plan, nonqualified deferred compensation plan, stock purchase or other stock-based compensation plan or agreement (other than any such plan or agreement pertaining to Equity Awards whose treatment is prescribed by Section 5.2(c) below), health benefits plan or other Company Group benefit plan to which the Participant may be entitled pursuant to the terms of such plans or agreements.

5.2 Severance Benefits. Provided that the Participant executes and does not revoke the Release applicable to such Participant at or following the time of the Participant’s Termination Upon a Change in Control, the Participant shall be entitled to receive the following severance payments and benefits:

(a) Salary and Bonus. Within ten (10) business days following the last to occur of (i) the Participant’s termination of employment; (ii) the last day on which the Participant may revoke the Release in accordance with its terms; or (iii) if the Participant is a Specified Employee (but only to the extent the delay in this clause (iii) is required under Section 409A), six months after the date of the Participant’s Separation from Service, the Company shall pay to the Participant in a lump sum cash payment an amount equal to the Participant’s Base Salary Rate multiplied by the number of months in the Benefit Period applicable to the Participant, plus the Participant’s Prior Year Bonus.

Health Insurance Benefits. For the period commencing immediately following the Participant’s termination of employment and continuing for the duration of the Benefit Period applicable to the Participant, the Company shall arrange to provide the Participant and his or her dependents with health insurance benefits (including medical, dental and vision) substantially similar to those provided to the Participant and his or her dependents immediately prior to the date of such termination of employment (without giving effect to any reduction in such benefits constituting Good Reason). Such benefits shall be provided to the Participant without cost to the Participant and at the same coverage level as in effect as of the Participant’s termination of employment (without giving effect to any reduction in such benefits constituting Good Reason). The Company may satisfy its obligation to provide a continuation of health insurance benefits by paying the full amount of the Participant’s premiums required under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) with respect to Participants eligible for COBRA. If the Company is not reasonably able to continue such coverage under the Company’s benefit plans, the Company shall provide substantially equivalent coverage under other sources or will reimburse the Participant for premiums incurred by the Participant to obtain his or her own such substantially equivalent coverage. If the Participant becomes eligible to receive such coverage under another employer’s benefit plans during the applicable Benefit Period, the Participant shall report such eligibility to the Company, and the Company’s obligations under this Section 5.2(b) shall be secondary to the coverage provided by such other employer’s plans. For the balance of any period in excess of the applicable Benefit Period during which the Participant is entitled to continuation coverage under COBRA, the Participant shall be entitled to maintain coverage for himself or herself and the Participant’s eligible dependents at the Participant’s own expense.

5.3 Notwithstanding any other provision herein or in any employment, severance, change in control or similar agreement to the contrary, to the extent that any payment or distribution of any type, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (including, without limitation, any accelerated vesting of stock based awards) (collectively, the “Total Payments”) is or will be subject to the excise tax imposed under Section 4999 of the Code (which reference includes, for purposes of this Plan, any similar successor provision to Section 4999), then the Total Payments shall be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Total Payments to be subject to the excise tax imposed by Section 4999 of the Code. Any such reduction shall be made by reducing any cash severance benefits. Any determination required under this Section shall be made by the Company and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.

6.	CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS

6.1 Effect of Plan. The terms of this Plan, when accepted by a Participant pursuant to an executed Participation Agreement, shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Plan and shall be the exclusive agreement for the determination of any payments and benefits due to the Participant upon the events described in Sections 4 and 5.

6.2 Noncumulation of Benefits. Except as expressly provided in a written agreement between a Participant and the Company entered into after the date of such Participant’s Participation Agreement and which expressly disclaims this Section 6.2 and is approved by the Board or the Committee, the total amount of payments and benefits that may be received by the Participant as a result of the events described in Sections 4 and 5 pursuant to (a) the Plan, (b) any agreement between the Participant and the Company or (c) any other plan, practice or statutory obligation of the Company, shall not exceed the amount of payments and benefits provided by this Plan upon such events (plus any payments and benefits provided pursuant a Prior Indemnity Agreement or an agreement evidencing an Equity Award, subject to such acceleration of vesting, exercisability and settlement provided by Section 4), and the aggregate amounts payable under this Plan shall be reduced to the extent of any excess (but not below zero).

7.	EXCLUSIVE REMEDY

The payments and benefits provided by Sections 4 and 5 (plus any payments and benefits provided pursuant a Prior Indemnity Agreement or an agreement evidencing an Equity Award, subject to such acceleration of vesting, exercisability and settlement provided by the Plan), if applicable, shall constitute the Participant’s sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Participant and the Company in the event of the Participant’s Termination Upon a Change in Control. The Participant shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any Termination Upon a Change in Control with respect to which the payments and benefits described in Sections 4 and 5 (plus any payments and benefits provided pursuant a Prior Indemnity Agreement or an agreement evidencing an Equity Award), if applicable, have been provided to the Participant, except as expressly set forth in this Plan or, subject to the provisions of Sections 6.2, in a duly executed employment agreement between Company and the Participant.

8.	PROPRIETARY AND CONFIDENTIAL INFORMATION

The Participant agrees to continue to abide by the terms and conditions of the confidentiality and/or proprietary rights agreement between the Participant and the Company or any other member of the Company Group.

9.	NONSOLICITATION

If the Company performs its obligations to deliver the payments and benefits set forth in Sections 4 and 5 (plus any payments and benefits provided pursuant a Prior Indemnity Agreement or an agreement evidencing an Equity Award), then, for a period of two (2) years following the Participant’s Termination Upon a Change in Control, the Participant shall not, directly or indirectly, recruit, solicit or invite the solicitation of any employees of the Company to terminate their employment relationship with the Company.

10.	NO CONTRACT OF EMPLOYMENT

Neither the establishment of the Plan, nor any amendment thereto, nor the payment of any benefits shall be construed as giving any person the right to be retained by the Company, a Successor or any other member of the Company Group. Except as otherwise established in an employment agreement between the Company and a Participant, the employment relationship between the Participant and the Company is an “at-will” relationship. Accordingly, either the Participant or the Company may terminate the relationship at any time, with or without cause, and with or without notice except as otherwise provided by Section 14. In addition, nothing in this Plan shall in any manner obligate any Successor or other member of the Company Group to offer employment to any Participant or to continue the employment of any Participant which it does hire for any specific duration of time.

11.	CLAIMS FOR BENEFITS

11.1 ERISA Plan. This Plan is intended to be (a) an employee welfare plan as defined in Section 3(1) of Employee Retirement Income Security Act of 1974 (“ERISA”) and (b) a “top-hat” plan maintained for the benefit of a select group of management or highly compensated employees of the Company Group.

11.2 Application for Benefits. All applications for payments and/or benefits under the Plan (“Benefits”) shall be submitted to the Company’s chief human resources officer (the “Claims Administrator”), with a copy to the Company’s General Counsel. Applications for Benefits must be in writing on forms acceptable to the Claims Administrator and must be signed by the Participant or beneficiary. The Claims Administrator reserves the right to require the Participant or beneficiary to furnish such other proof of the Participant’s expenses, including without limitation, receipts, canceled checks, bills, and invoices as may be required by the Claims Administrator.

11.3 Appeal of Denial of Claim.

(a) If a claimant’s claim for Benefits is denied, the Claims Administrator shall provide notice to the claimant in writing of the denial within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the claimant and shall include:

(1) The specific reason or reasons for the denial;

(2) Specific references to the Plan provisions on which the denial is based;

(3) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

(4) An explanation of the Plan’s claims review procedures and a statement of claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination.

(b) If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

(c) If a claim for Benefits is denied, the claimant, at the claimant’s sole expense, may appeal the denial to the Committee (the “Appeals Administrator”) within sixty (60) days of the receipt of written notice of the denial. In pursuing such appeal the applicant or his duly authorized representative:

(1) may request in writing that the Appeals Administrator review the denial;

(2) may review pertinent documents; and

(3) may submit issues and comments in writing.

(d) The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and, if the decision on review is a denial of the claim for Benefits, shall include:

(1) The specific reason or reasons for the denial;

(2) Specific references to the Plan provisions on which the denial is based;

(3) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

(4) An explanation of the Plan’s claims review procedures and a statement of claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination.

12.	DISPUTE RESOLUTION

12.1 Disputes Subject to Arbitration. Any claim, dispute or controversy arising out of this Plan, the interpretation, validity or enforceability of this Plan or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association or as otherwise required by ERISA; provided, however, that (a) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to trade secrets, confidential and proprietary information or other intellectual property; and (b) this arbitration provision shall not preclude the parties from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

12.2 Site of Arbitration. The site of the arbitration proceeding shall be in Austin, Texas or any other site mutually agreed to by the Company and the Participant.

12.3 Costs and Expenses Borne by Company. All costs and expenses of arbitration, including but not limited to reasonable attorneys’ fees and other costs reasonably incurred by the Participant in connection with an arbitration in accordance with this Section 12, shall be paid by the Company. Notwithstanding the foregoing, if the Participant initiates the arbitration, and the arbitrator finds that the Participant’s claims were totally without merit or frivolous, then the Participant shall be responsible for the Participant’s own attorneys’ fees and costs.

13.	SUCCESSORS AND ASSIGNS

13.1 Successors of the Company. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement shall be a material breach of this Plan and shall entitle the Participant to resign for Good Reason and to receive the benefits provided under this Plan in the event of Termination Upon a Change in Control.

13.2 Acknowledgment by Company. If, after a Change in Control, the Company fails to reasonably confirm that it has performed the obligation described in Section 13.1 within thirty (30) days after written notice from the Participant, such failure shall be a material breach of this Plan and shall entitle the Participant to resign for Good Reason and to receive the benefits provided under this Plan in the event of Termination Upon a Change in Control.

13.3 Heirs and Representatives of Participant. This Plan shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devises, legatees or other beneficiaries. If the Participant should die while any amount would still be payable to the Participant hereunder (other than amounts which, by their terms, terminate upon the death of the Participant) if the Participant had continued to live, then all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of the Participant’s estate.

14.	NOTICES

14.1 General. For purposes of this Plan, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified mail, return receipt requested, or by overnight courier, postage prepaid, as follows:

(a) if to the Company:

SigmaTel, Inc.

1601 South MoPac Expressway, Suite 101

Austin, TX 78746

Attention: President

(b) if to the Participant, at the home address which the Participant most recently communicated to the Company in writing.

Either party may provide the other with notices of change of address, which shall be effective upon receipt.

14.2 Notice of Termination. Any termination by the Company of the Participant’s employment during the Change in Control Period or any resignation by the Participant during the Change in Control Period shall be communicated by a notice of termination or resignation to the other party hereto given in accordance with Section 14.1. Such notice shall indicate the specific termination provision in this Plan relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date.

15.	TERM, TERMINATION AND AMENDMENT OF PLAN

This Plan will be effective upon the Effective Date and, unless terminated sooner in accordance with the terms of the Plan, or unless otherwise amended by the Board or Committee, will remain in force until April 30, 2009. The Plan and/or any Participation Agreement executed by a Participant may not be terminated with respect to such Participant without the written consent of the Participant and the approval of the Board or the Committee. The Plan and/or any Participation Agreement executed by a Participant may be modified, amended or superseded with respect to such Participant only by a supplemental written agreement between the Participant and the Company approved by the Board or the Committee. Notwithstanding any other provision of the Plan to the contrary, the Board or the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Participation Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Participation Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

16.	MISCELLANEOUS PROVISIONS

16.1 Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan are unfunded obligations. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company.

16.2 No Duty to Mitigate; Obligations of Company. A Participant shall not be required to mitigate the amount of any payment or benefit contemplated by this Plan by seeking employment with a new employer or otherwise, nor shall any such payment or benefit (except for benefits to the extent described in Section 5.2(b)) be reduced by any compensation or benefits that the Participant may receive from employment by another employer. Except as otherwise provided by this Plan, the obligations of the Company to make payments to the

Participant and to make the arrangements provided for herein are absolute and unconditional and may not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Participant or any third party at any time.

16.3 No Representations. By executing a Participation Agreement, the Participant acknowledges that in becoming a Participant in the Plan, the Participant is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Plan.

16.4 Waiver. No waiver by the Participant or the Company of any breach of, or of any lack of compliance with, any condition or provision of this Plan by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

16.5 Choice of Law. The validity, interpretation, construction and performance of this Plan shall be governed by the substantive laws of the State of Texas, without regard to its conflict of law provisions.

16.6 Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

16.7 Benefits Not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, and no attempted transfer or assignment thereof shall be effective. No right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant.

16.8 Tax Withholding. All payments made pursuant to this Plan will be subject to withholding of applicable income and employment taxes.

16.9 Consultation with Legal and Financial Advisors. By executing a Participation Agreement, the Participant acknowledges that this Plan confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged the Participant to consult with the Participant’s personal legal and financial advisors; and that the Participant has had adequate time to consult with the Participant’s advisors before executing the Participation Agreement.

17.	AGREEMENT

By executing a Participation Agreement, the Participant acknowledges that the Participant has received a copy of this Plan and has read, understands and is familiar with the terms and provisions of this Plan. This Plan shall constitute an agreement between the Company and the Participant executing a Participation Agreement.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Compensation Committee on August 31, 2006.

/s/ Scott Schaefer
Scott Schaefer

EXHIBIT A

FORM OF

AGREEMENT TO PARTICIPATE IN THE

SIGMATEL, INC.

EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

AGREEMENT TO PARTICIPATE IN THE

SIGMATEL, INC.

EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

As Adopted August 31, 2006

In consideration of the benefits provided by the SigmaTel, Inc. Executive Change in Control Severance Plan (the “Plan”), the undersigned employee of SigmaTel, Inc. (the “Company”) and the Company agree that, as of the date written below, the undersigned shall become a Participant in the Plan and shall be fully bound by and subject to all of its provisions. All references to a “Participant” in the Plan shall be deemed to refer to the undersigned.

The undersigned employee acknowledges that the Plan confers significant legal rights and may also constitute a waiver of rights under other agreements with the Company; that the Company has encouraged the undersigned to consult with the undersigned’s personal legal and financial advisors; and that the undersigned has had adequate time to consult with the undersigned’s advisors before executing this agreement.

The undersigned employee acknowledges that he or she has received a copy of the Plan and has read, understands and is familiar with the terms and provisions of the Plan. The undersigned employee further acknowledges that, except as otherwise established in an employment agreement between the Company and the undersigned, the employment relationship between the undersigned and the Company is an “at-will” relationship.

Executed on                             .

PARTICIPANT	SIGMATEL, INC.

By:
Signature

Title:
Name Printed

Address

EXHIBIT B

FORM OF

GENERAL RELEASE OF CLAIMS

[Age 40 and over]

GENERAL RELEASE OF CLAIMS

[Age 40 and over]

This Agreement is by and between [Employee Name] (“Employee”) and [SigmaTel, Inc. or successor that agrees to assume the Executive Change in Control Severance Plan following a Change in Control] (the “Company”). This Agreement will become effective on the eighth (8th) day after it is signed by Employee (the “Effective Date”), provided that the Company has signed this Agreement and Employee has not revoked this Agreement (by written notice to [Company Contact Name] at the Company) prior to that date.

RECITALS

A. Employee was employed by the Company as of                     ,         .

B. Employee and the Company entered into an Agreement to Participate in the SigmaTel, Inc. Executive Change in Control Severance Plan (such agreement and plan being referred to herein as the “Plan”) effective as of August 31, 2006 wherein Employee is entitled to receive certain benefits in the event of a Termination Upon a Change in Control (as defined by the Plan), provided Employee signs and does not revoke a Release (as defined by the Plan).

C. A Change in Control (as defined by the Plan) has occurred as a result of [briefly describe change in control]

D. Employee’s employment is being terminated as a result of a Termination Upon a Change in Control. Employee’s last day of work and termination are effective as of                     ,         . Employee desires to receive the payments and benefits provided by the Plan by executing this Release.

NOW, THEREFORE, the parties agree as follows:

1. Commencing on the Effective Date, the Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan. Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company’s obligations under the Plan. Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company.

2. Employee and Employee’s successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever directly related to Employee’s employment by the Company or the termination of such employment and occurring or existing at any time up to and including the Effective Date, including, but not limited to, any claims of breach of written contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil

Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the foregoing, this release shall not apply to any right of the Employee pursuant to any indemnification agreement entered into between the Company and the Employee.

3. Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company and Employee, (ii) the Plan, (iii) any Prior Indemnity Agreement (as such term is defined by the Plan) to which Employee is a party, and (iv) any stock option, stock grant, stock purchase or other equity award agreements between the Company and Employee.

4. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

5. The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to the provisions of Section 11 and Section 12 of the Plan.

6. The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be resolved by means of binding arbitration before a sole arbitrator of the American Arbitration Association in Austin, Texas. Judgment on the award may be entered in any court having jurisdiction. The prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in any action brought to resolve any such dispute.

7. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 3 of this Agreement. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT EMPLOYEE MAY HAVE UP TO 45 DAYS TO CONSIDER THIS AGREEMENT, THAT EMPLOYEE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER EMPLOYEE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT

EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 1.

Dated:
[Employee Name]

[Company]

Dated:	By:

EXHIBIT C

FORM OF

GENERAL RELEASE OF CLAIMS

[Under age 40]

GENERAL RELEASE OF CLAIMS

[Under age 40]

This Agreement is by and between [Employee Name] (“Employee”) and [SigmaTel, Inc. or successor that agrees to assume the Executive Change in Control Severance Plan following a Change in Control] (the “Company”). This Agreement is effective on the day it is signed by Employee (the “Effective Date”).

RECITALS

A. Employee was employed by the Company as of                     ,         .

B. Employee and the Company entered into an Agreement to Participate in the SigmaTel, Inc. Executive Change in Control Severance Plan (such agreement and plan being referred to herein as the “Plan”) effective as of August 31, 2006 wherein Employee is entitled to receive certain benefits in the event of a Termination Upon a Change in Control (as defined by the Plan), provided Employee signs a Release (as defined by the Plan).

C. A Change in Control (as defined by the Plan) has occurred as a result of [briefly describe change in control]

D. Employee’s employment is being terminated as a result of a Termination Upon a Change in Control. Employee’s last day of work and termination are effective as of                     ,          (the “Termination Date”). Employee desires to receive the payments and benefits provided by the Plan by executing this Release.

NOW, THEREFORE, the parties agree as follows:

1. Commencing on the Effective Date, the Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan. Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company’s obligations under the Plan. Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company.

2. Employee and Employee’s successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever directly related to Employee’s employment by the Company or the termination of such employment and occurring or existing at any time up to and including the Termination Date, including, but not limited to, any claims of breach of written contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the foregoing, this release shall not apply to any right of the Employee pursuant to any indemnification agreement entered into between the Company and the Employee.

3. Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and his obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company and Employee, (ii) the Plan, (iii) any Prior Indemnity Agreement (as such term is defined by the Plan) to which Employee is a party, and (iv) any stock option, stock grant, stock purchase or other equity award agreements between the Company and Employee.

4. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

5. The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to the provisions of Section 11 and Section 12 of the Plan.

6. The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be resolved by means of binding arbitration before a sole arbitrator of the American Arbitration Association in Austin, Texas. Judgment on the award may be entered in any court having jurisdiction. The prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in any action brought to resolve any such dispute.

7. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 3 of this Agreement. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 1.

Dated:
[Employee Name]

[Company]

Dated:	By: